EXHIBIT 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Telestone Technologies Corporation (the “Company”) on Form 10-K/Amendment No. 2 for the period ended December 31, 2009 as filed with the Securities Exchange Commission on the date hereof (the “Report”). I, Han Daqing, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 12, 2010

By:	/s/ Han Daqing
Han Daqing
Chief Executive Officer